UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

J.P. Morgan Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-265588	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 9th Floor New York, NY	10172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 270-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On September 30, 2022, J.P. Morgan Real Estate Income Trust, Inc. (the “Company”) entered into an Amended and Restated Limited Partnership Agreement (the “A&R OP Agreement”) of J.P. Morgan REIT Operating Partnership, L.P. (the “Operating Partnership”) by and among the Company, J.P. Morgan REIT OP Special Limited Partner, L.P. (the “Special Limited Partner”) and the limited partners party thereto in order to update certain terms related to the transfer and redemption of any Operating Partnership units issued to the Special Limited Partner.

The foregoing summary description of the A&R OP Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R OP Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

On October 3, 2022, the Company issued 184,250 unregistered Class E shares of common stock at a price per share of $10.00 to accredited investors in a private placement of Class E shares for an aggregate purchase price of $1,842,500. The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Regulation D thereof as they were not part of any public offering and did not involve any general solicitation or general advertising.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Limited Partnership Agreement of J.P. Morgan REIT Operating Partnership, L.P. dated September 30, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date: October 5, 2022	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr
Chief Financial Officer and Treasurer